Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-266075) of our report dated April 30, 2024, with respect to the consolidated financial statements of Forafric Global PLC and subsidiaries, which appears in this annual report on Form 20-F.

/s/ UHY LLP

UHY LLP

Melville, NY

April 30, 2024